FOR USE ONLY BY BENEFICIAL OWNERS OF OUTSTANDING NOTES

(Not for Use by Residents or Citizens of Italy)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to what action to take, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional.

This document relates to the solicitation (the “APE Solicitation”) of powers of attorney in favor of The Bank of New York (the “Settlement Agent”) to execute an out-of-court restructuring agreement governed by Argentine law, or Acuerdo Preventivo Extrajudicial (the “APE”), made by Telecom Argentina S.A. (“Telecom”). The APE Solicitation is described in the Solicitation Statement dated June 22, 2004 (as it may be supplemented or amended from time to time, the “Solicitation Statement”) and in this Instruction Letter (this “Instruction Letter”). All terms and conditions in the Solicitation Statement are deemed to be incorporated into, and form a part of, this Instruction Letter. Therefore, you are urged to read the Solicitation Statement carefully.

INSTRUCTION LETTER

for Beneficial Owners of Outstanding Notes

Pursuant to the Solicitation of Powers of Attorney

to Execute an Acuerdo Preventivo Extrajudicial

to holders of

Series C Medium Term Notes Due 2002 (ISIN No. US879273AE01, CUSIP No. 879273AE0)

Series 1 Medium Term Notes Due 2003 (ISIN No. XS0109260686)

Series 2 Medium Term Notes Due 2004 (ISIN No. XS0131485624)

Series E Medium Term Notes Due 2005 (ISIN No. XS0076226942)

Series F Medium Term Notes Due 2007 (ISIN No. XS0076689024)

Series H Medium Term Notes Due 2008 (ISIN No. XS0084707313)

Series I Medium Term Notes Due 2004 (ISIN No. XS0096148779)

Series K Medium Term Notes Due 2002 (ISIN No. XS0099123712)

(together, the “Outstanding Notes”)

and holders of Outstanding Loans (as defined in the Solicitation Statement), and together with the Outstanding

Notes, the “Outstanding Debt” of Telecom

This Instruction Letter is to be used only by beneficial owners who hold Outstanding Notes through a broker, dealer, commercial bank, trust company or other securities intermediary (i.e., owners whose names are not shown on a security position listing of DTC, Euroclear or Clearstream, Luxembourg) and who wish to participate in the APE. If you are a beneficial owner, you should transmit your instructions relating to the APE pursuant to this Instruction Letter directly to your broker, or as otherwise directed by the securities intermediary through which you beneficially own Outstanding Notes.

If you are a resident or citizen of Italy, you should not complete this Instruction Letter. Beneficial owners of Outstanding Notes who are residents or citizens of Italy should complete the “Instruction Letter for Italian Residents” provided by their broker.

THE APE SOLICITATION WILL EXPIRE AT 3:00 P.M., NEW YORK CITY TIME, 4:00 P.M., BUENOS AIRES TIME, ON JULY 21, 2004 UNLESS EXTENDED. TELECOM RESERVES THE RIGHT TO EXTEND THE EXPIRATION DATE IN ITS SOLE DISCRETION. SUCH TIME AND DATE, AS SO EXTENDED, ARE THE “EXPIRATION DATE”.

THE ISSUANCE OF NOTES PURSUANT TO THE APE IS MADE (A) WITHIN THE UNITED STATES OR TO U.S. PERSONS AS THAT TERM IS DEFINED IN RULE 902(K)(1) OF REGULATION S UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) PURSUANT TO A REGISTRATION STATEMENT ON FORM F-1 CONTAINING THE SOLICITATION STATEMENT AND (B) OUTSIDE THE UNITED STATES, IN OFFSHORE TRANSACTIONS IN RELIANCE UPON REGULATION S UNDER THE SECURITIES ACT.

June 22, 2004

To our clients:

This letter relates to the solicitation (the “APE Solicitation”) to grant powers of attorney in favor of The Bank of New York (the “Settlement Agent”) to execute the APE proposed by Telecom. The APE Solicitation is described in the Solicitation Statement and in the Letter of Transmittal enclosed herewith (the “Letter of Transmittal”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Solicitation Statement. You are urged to read the Solicitation Statement carefully.

In order to grant a power of attorney to authorize the Settlement Agent to execute the APE on your behalf and to submit all or any of the Outstanding Notes held by us for your account, you must complete the form set forth herein so that we can complete and return to the Settlement Agent the election form contained in the Letter of Transmittal, which will set forth your preferred consideration among the options. You should complete the form in this instruction letter to set forth your preferred consideration among the options listed below.

If the APE is executed and subsequently approved, or homologado, by a commercial court in the City of Buenos Aires, Republic of Argentina (the “Reviewing Court”) in the form that Telecom has proposed, Telecom will make available to each consenting holder of its Outstanding Debt, at that holder’s option, subject to proration and the other terms and conditions of the APE, for each 1,058* (denominated in dollars, euro, pesos or yen) aggregate principal amount of Outstanding Debt and principal face amount adjustment (computed as described in the Solicitation Statement)

•	An option, which Telecom refers to as “Option A,” to receive 1,058 principal amount of series A notes due 2014.

•	An option, which Telecom refers to as “Option B,” to receive US$1,000 principal amount of series B notes due 2011 (except that holders of Outstanding Debt denominated in euro, pesos or yen who select Option B will receive an amount of series B notes equal to the dollar equivalent of 94.5% of their principal and principal face amount adjustment). Up to US$1,376 million principal face amount plus principal face amount adjustment of Telecom’s Outstanding Debt can be restructured under Option B.

Combination of Option B with up to 37.5% Participation in Option C - If Option C is undersubscribed, holders who elect to receive Option B will have up to 37.5% of their principal face amount and principal face amount adjustment of Outstanding Debt allocated to Option C. As a result of this allocation, if Option C is undersubscribed, holders who select Option B will receive at least 625 principal amount of series B notes, and up to 319 of cash consideration, which will vary based on the applicable currency as described above.

•	An option, which Telecom refers to as “Option C,” to receive cash consideration at a price not greater than 850 nor less than 740, to be determined pursuant to a “Modified Dutch Auction,” which means that Telecom will select the single lowest purchase price based on the prices specified by holders, within the range of 740 to 850 per 1,058 of Outstanding Debt and principal face amount adjustment, that will enable Telecom to purchase an aggregate of the equivalent of up to US$825 million principal face amount plus principal face amount adjustment of Outstanding Debt (calculated based on the exchange rates in effect as of the close of business on the FX Reference Date, as described in the Solicitation Statement). Option C cash consideration will be paid in equivalent U.S. dollars.

* For purposes of the APE, the principal face amount of Outstanding Debt to be restructured has been increased by an adjustment amount representing a portion of accrued and unpaid interest on Telecom’s Outstanding Debt, as described in the Solicitation Statement. In connection with Outstanding Debt restructured under Option A, the principal face adjustment will be capitalized, or added to the amount of Outstanding Debt to be restructured. Because holders of Outstanding Debt who elect to receive consideration under Option B or Option C will not receive 100% of their principal face amount plus principal face amount adjustment, the principal face amount adjustment will not be deemed to be capitalized for these holders, and will be considered relinquished by operation of law on the issuance date.

On the issuance date, beneficial owners of Telecom’s outstanding notes will receive listed notes initially represented by global certificates in fully registered form which may be issued in tranches denominated in dollars or euro in the case of Option A, and in dollars in the case of Option B. Holders of Telecom’s outstanding loans and commissions will receive unlisted notes in the form of certificated notes.

We have enclosed (i) a copy of the Solicitation Statement and (ii) the Letter of Transmittal (together with the Solicitation Statement, the “Offering Documents”). These Offering Documents are being forwarded to you as the beneficial owner of Outstanding Notes carried by us for your account or benefit, but not registered in your name. The granting of a power of attorney and the submission of any such Outstanding Notes may be made only by us as the registered holder pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to grant such power of attorney to execute the APE on your behalf and submit all or any of the Outstanding Notes held by us for your account. We urge you to read carefully the Offering Documents before deciding whether to instruct us to grant such power of attorney to execute the APE and submit your Outstanding Notes.

If your Outstanding Notes are held through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” or Clearstream Banking, société anonyme, or “Clearstream, Luxembourg,” the procedures established by Euroclear or Clearstream, Luxembourg, as applicable, must be followed. Direct participants in Euroclear and Clearstream, Luxembourg intend to collect from the beneficial owners of Outstanding Notes (a) instructions authorizing such participants to (1) grant powers of attorney to the Settlement Agent to execute the APE on their behalf, (2) submit Outstanding Notes held by such direct participants on behalf of such beneficial owners and (3) “block” any transfer of Outstanding Notes so submitted until the completion of the APE process and (b) irrevocable authorizations to disclose the names of the direct participants and information about the foregoing instructions. Upon the receipt of these instructions, the direct participants in Euroclear and Clearstream, Luxembourg will complete and execute a Letter of Transmittal in accordance with such instructions and deliver it to the Settlement Agent. Accordingly, in addition to completing and executing a Letter of Transmittal, direct participants in Euroclear and Clearstream, Luxembourg must provide electronic instructions to Euroclear and Clearstream, Luxembourg. Beneficial owners of Outstanding Notes should be aware that Euroclear and Clearstream, Luxembourg may impose additional deadlines in order to properly process these electronic instructions. As a part of submitting through Euroclear or Clearstream, Luxembourg, you are required to become aware of any of these deadlines.

If you wish to have us grant such power of attorney and submit any or all of the Outstanding Notes held by us for your account pursuant to the APE Solicitation, you must instruct us to do so by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to grant such power of attorney and submit Outstanding Notes held by us and registered in our name for your account.

You must complete and return this Instruction Letter to us in advance of the Expiration Date in order to permit us to grant such power of attorney and submit Outstanding Notes on your behalf in accordance with the provisions of the Solicitation Statement. We will not be responsible if you fail to return this Instruction Letter to us in the time necessary for us to grant such power of attorney and submit your Outstanding Notes as provided in the APE Solicitation.

We may not withdraw the power of attorney that we grant or the Outstanding Notes we submit on your behalf pursuant to the APE Solicitation unless Telecom amends the terms and conditions of the APE Solicitation and the amendment is materially adverse to one or more holders of Outstanding Notes that have elected to participate in the APE Solicitation. In that event, we will withdraw such power of attorney, and all, but not less than all of such Outstanding Notes only if you notify us and the Settlement Agent in writing to do so, prior to 3:00 p.m., New York City time, 4:00 p.m., Buenos Aires time, on the fifth business day after the date on which notice of the amendment has been provided.

If the APE Solicitation is terminated, withdrawn or otherwise not completed, Telecom will not execute the APE and the consideration that the submitting holder would have received upon court approval will not be paid or become payable to the holder, even if the holder has submitted validly his or her Outstanding Notes and/or delivered powers of attorney in connection with the APE Solicitation. Any Outstanding Notes that the submitting holder has submitted that Telecom has not accepted will be unblocked promptly.

At the request of one or more participating holders, Telecom will permit such holders to elect to receive new loans within 60 days after the issuance date, provided that, in Telecom’s reasonable judgment (taking into account the tax status of the holder), this will not trigger unfavorable tax consequences for Telecom. If Telecom agrees to such a request, Telecom will only accept requests to receive new loans from participating holders that selected this option on the election form in this Instruction Letter.

INSTRUCTIONS TO SUBMIT OUTSTANDING NOTES AND GRANT POWERS OF ATTORNEY

YOU MUST COMPLETE AND DELIVER TO US THESE INSTRUCTIONS IN ORDER TO INSTRUCT US

TO SUBMIT YOUR OUTSTANDING NOTES AND GRANT A POWER OF ATTORNEY TO THE

SETTLEMENT AGENT TO, AMONG OTHER THINGS, EXECUTE THE APE AS DESCRIBED IN THE SOLICITATION STATEMENT

The undersigned hereby understands that in granting a power of attorney to the Settlement Agent as provided for in paragraph (d) below, the Settlement Agent will only be authorized to vote in favor of the APE. If the Reviewing Court requires Telecom to hold an actual meeting of holders of Outstanding Notes, any beneficial holder that wishes to vote against approval of the APE must attend this meeting. In this Instruction Letter, delivered to beneficial owners by participants in Euroclear or Clearstream, Luxembourg or DTC, beneficial owners are hereby advised that they must provide notice to the Settlement Agent and to Telecom of their intention to attend the meeting, along with a copy of the properly completed, executed and authenticated original power of attorney granted to them by the participant in Euroclear or Clearstream, Luxembourg or DTC that holds such beneficial owner’s Outstanding Notes, and must bring such original power of attorney to the meeting.

I.	REPRESENTATIONS, ETC.

(A) The undersigned is (check one):

☐	(1)	not a person in the “United States” as contemplated by Rule 903(a) of Regulation S under the Securities Act, or a “U.S. Person” as defined in Rule 902(k)(1) of Regulation S, other than a dealer or other professional fiduciary organized, incorporated, or, if an individual, resident in the United States holding a discretionary account or similar account, other than an estate or trust, for the benefit or account of a non-“U.S. Person” as contemplated by Rule 903(a) under the Securities Act; or

☐	(2)	is a “U.S. Person” as that term is defined in Rule 902(k)(1) of Regulation S under the Securities Act.

(B) Upon the submission of the Letter of Transmittal as to any Outstanding Notes, a beneficial owner of the Outstanding Notes will be deemed, among other things, and subject to and effective upon in the case of (a), (b) and (c) below, Telecom making available the consideration pursuant to the options to:

(a)	irrevocably transfer to Telecom or the Settlement Agent, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the beneficial owner’s status as a beneficial owner of, all Outstanding Notes submitted hereby, and thereafter it will have no contractual or other rights or claims in law or equity against Telecom, the solicitation agents or any fiduciary, trustee, fiscal agent or other person connected with the Outstanding Notes arising under, from or in connection with the Outstanding Notes, except as provided for in the APE, and except for arranging for the unblocking of the Outstanding Notes if the APE is terminated;

(b)	waive any and all rights with respect to the Outstanding Notes submitted hereby, including, without limitation, any and all rights to payment, any existing, past or continuing defaults and their consequences in respect of the Outstanding Notes;

(c)	release and discharge Telecom, its directors, officers, members of the supervisory committee, shareholders, affiliates and any trustee or agent thereof from any and all claims the holder or beneficial owner may have, now or in the future, arising out of or related to the Outstanding Notes submitted hereby, including, without limitation, any claims that the holder or beneficial owner is entitled to receive additional principal or interest payments with respect to the Outstanding Notes submitted hereby, other than as expressly provided in the Solicitation

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Statement, the APE and the Letter of Transmittal, or to participate in any redemption or defeasance of the Outstanding Notes submitted hereby; and instruct the registered holder to grant a power of attorney to the Settlement Agent authorizing the Settlement Agent to (1) execute on the beneficial owner’s behalf the APE and any ancillary documents that may be required to effect the transactions contemplated in connection therewith, (2) attend on its behalf any meeting of holders of Outstanding Notes that may be required to confirm its acceptance of the APE Solicitation and the APE and/or to give effect to the APE, (3) agree to any ministerial or de minimis amendment of the APE that may be required to confirm the APE or to effect the transactions contemplated therein and (4) take any other actions as may be necessary to formalize the votes in such meetings; and

(d)	instruct the registered holder to grant to the Settlement Agent the power to confirm delivery of the notes, cash consideration and cash interest payments in accordance with the Letter of Transmittal and the APE.

In addition the beneficial owner of the Outstanding Notes will be deemed to acknowledge, represent, warrant and agree that:

(a)	(1) all transactions undertaken by Telecom and the Settlement Agent to effect the restructuring of Telecom’s Outstanding Notes, including the APE Solicitation, will have been effected in compliance with all applicable laws and in a manner consistent with the statutory rights of all holders of Outstanding Notes to be treated equally and ratably and (2) it hereby waives any rights that it may have pursuant to Argentine law or the governing laws of the Outstanding Notes submitted to bring an action to challenge the legality or validity of any payments Telecom made in the tender offer it completed in June 2003 or those made pursuant to the APE Solicitation and/or made pursuant to court orders or to bring any action against any of Telecom’s directors or officers in connection with these payments and agrees that that waiver will survive any termination of the APE Solicitation or the APE, to the extent the APE is terminated upon compliance by Telecom with all of its obligations under the APE pursuant to a ruling of compliance under Section 59 of the Argentine Bankruptcy Law;

(b)	it has received and reviewed the Solicitation Statement;

(c)	it is the beneficial owner of, or a duly authorized representative of one or more beneficial owners of, the Outstanding Notes submitted hereby and it has full power and authority to execute the Instruction Letter, and has full power and authority to instruct the registered holder to grant a power of attorney to execute the APE with respect to all the Outstanding Notes submitted and to tender, sell, assign and/or transfer the Outstanding Notes submitted hereby;

(d)	the Outstanding Notes being submitted hereby were owned as of the date of the grant of the power of attorneys free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and acknowledges that Telecom will acquire good, indefeasible and unencumbered title to the Outstanding Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, if and when Telecom accepts the same, and makes available the corresponding consideration pursuant to the options, as provided for in the APE;

(e)	it will not sell, pledge, hypothecate or otherwise encumber or transfer any Outstanding Notes submitted hereby or any interest therein and will not grant to any person any proxy or other right to vote such debt from the date of the registered holder’s Letter of Transmittal until any termination of the APE Solicitation or termination of the APE, and any purported sale, pledge, hypothecation or other encumbrance or transfer or grant of proxy or voting right will be void and of no effect;

(f)	(1) none of Telecom, the Settlement Agent, the information agent, the solicitation agents nor any person acting on behalf of any of the foregoing, has made any statement, representation or warranty, express or implied, to it with respect to Telecom, the APE Solicitation or the offer or delivery of the notes, cash consideration and cash interest payments, other than the information included in the Solicitation Statement, and (2) any information it desires concerning Telecom, the APE Solicitation and the notes, cash consideration and cash interest payments or any other matter relevant to its decision to accept the APE Solicitation, including a copy of the Solicitation Statement, is or has been made available to it;

(g)	in evaluating the APE Solicitation and in making its decision whether to participate therein by submitting the Instruction Letter and submitting its Outstanding Notes, the beneficial owner has made its own independent appraisal of the matters referred to herein and in any related communications and is not relying on (1) any statement, representation or warranty, express or implied, made to the beneficial owner by Telecom or the solicitation agents or the Settlement Agent other than those contained in the Solicitation Statement, as supplemented prior to the Expiration Date, or (2) any investigation that the solicitation agents or any of their affiliates or any person acting on any of their behalf may have made with respect to the notes, cash consideration and cash interest payments or Telecom;

(h)	the execution and delivery of the Letter of Transmittal by the registered holder will constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions set out or referred to in the Solicitation Statement;

(i)	the submission of the Letter of Transmittal by the registered holder to the Settlement Agent will, subject to the terms and conditions of the APE Solicitation generally, constitute the irrevocable appointment of the Settlement Agent as its attorney-in-fact and agent, and an irrevocable instruction to the Settlement Agent to complete and execute all or any forms of transfer and other documents deemed to be necessary in the opinion of the Settlement Agent in relation to the Outstanding Notes submitted hereby in Telecom’s favor or in the favor of any other person or persons as Telecom may direct and to deliver these forms of transfer and other documents in the Settlement Agent’s opinion and/or the certificates and other documents of title relating to the Outstanding Notes’ registration and to execute all the other documents and to do all the other acts and things as, in the opinion of the Settlement Agent, may be necessary or expedient for the purpose of, or in connection with, the acceptance of the APE Solicitation and to vest in Telecom or its nominees the Outstanding Notes;

(j)	the terms and conditions of the APE Solicitation and the APE set forth in the Solicitation Statement will be deemed to be incorporated in, and form a part of, the Letter of Transmittal, which will be read and construed accordingly;

(k)	the Settlement Agent is acting solely in its capacity as attorney-in-fact in order to execute the APE on behalf of the beneficial owner that grants a power of attorney that the Settlement Agent does not assume any obligation or relationship of agency or trust, for or with the beneficial owner, and that the Settlement Agent shall have no duties or obligations other than those specifically set forth in the Solicitation Statement and the Letter of Transmittal;

(l)	Telecom and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements, and if any of the acknowledgements, representations, warranties and agreements deemed to have been made by it by its acquisition of the notes, cash consideration and cash interest payments are no longer accurate, it will promptly notify Telecom;

(m)	in acting as attorney-in-fact in order to execute the APE on behalf of the beneficial owner that grants a power of attorney, on the terms set forth in the Solicitation Statement and in the Letter of Transmittal, the Settlement Agent shall be entitled to all of the rights, immunities, benefits and protections afforded to the Settlement Agent under the Settlement Agent Agreement dated June 22, 2004 between Telecom and the Settlement Agent;

(n)	the Settlement Agent is irrevocably instructed to, and will be authorized to, vote in favor of the APE; and

(o)	the execution and delivery of the Letter of Transmittal by the registered holder will constitute your acceptance to receive your consideration in accordance with any allocation and proration of the oversubscribed options or to otherwise receive your consideration that results from the Reviewing Court’s decision to “cramdown” non-participating holders.

Further, each beneficial owner of the Outstanding Notes who is not a “U.S. Person” as defined pursuant to Rule 902(k)(2) of Regulation S under the Securities Act, will be deemed to acknowledge, represent, warrant and agree that:

(1)	it is accepting Regulation S Notes for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a non-U.S. person that is outside the United States (or a non-U.S. person that is a dealer or other fiduciary of a non-U.S. person);

(2)	the notes will be represented by the Regulation S global security and that, for a period of 40 days following the issuance date, transfers thereof may not be made to any U.S. person or for the account or benefit of a U.S. person;

(3)	it will not, as part of the initial distribution of the notes, sell short or otherwise sell, transfer or dispose of the economic risk of the notes into the United States or to a U.S. person;

(4)	until the date that is 40 days subsequent to the date of the original issuance of the notes it will, and that each subsequent holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in the preceding sentences; and
(5)	the Regulation S Notes will bear a legend to the following effect unless otherwise agreed by Telecom and the holder thereof:

“THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN CERTAIN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

Under Rule 902(k)(1) of Regulation S under the Securities Act, U.S. person means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (in an individual) resident in the United States and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of the Securities Act) who are not natural persons, estates or trusts.

☐	Check here if you elect to receive notes for delivery to, or for the account or benefit of, a “U.S. person”.

Under Rule 902(k)(2), the following are not “U.S. persons”: (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (ii) any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if: (A) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (B) the estate is governed by foreign law; (iii) any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person; (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (v) any agency or branch of a U.S. person located outside the United States if: (A) the agency or branch operates for valid business reasons; and (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (vi) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

The acknowledgements, representations, warranties and agreements of a beneficial owner agreeing to participate in the APE Solicitation and submitting Outstanding Notes will be deemed to be repeated and reconfirmed on and as of each of the Expiration Date, the date the APE is executed, the date the APE is filed with the Reviewing Court and the date that the notes, cash consideration and cash interest payments are delivered to holders of Outstanding Notes. For purposes of this Instruction Letter, the “beneficial owner” of any Outstanding Notes will be any holder that exercises sole investment discretion with respect to the Outstanding Notes.

Neither the delivery of the Letter of Transmittal by the registered holder nor any acceptance or submission of, or payment for, Outstanding Notes will under any circumstances create any implication that the information contained in the Solicitation Statement is correct as of a time subsequent to the date thereof or that there has been no change in the information set forth in the Solicitation Statement or in any attachments thereto since the date thereof.

Except as otherwise expressly required by applicable law, no representation, warranty or undertaking, express or implied, is made and no responsibilities or liabilities of any kind or nature whatsoever are accepted by the solicitation agents or any other dealer as to the accuracy or completeness of the information contained in the Solicitation Statement or any other information provided by Telecom in connection with the Solicitation Statement.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in the Solicitation Statement and, if given or made, this information or representation may not be relied upon as having been authorized by Telecom or the solicitation agents. The Solicitation Statement contains important information that should be read before any decision is made with respect to a vote or grant of a power of attorney with respect to Outstanding Notes.

The APE Solicitation is not being made, notes, cash consideration and cash interest payments to be delivered pursuant to the APE are not being delivered, and submissions of Outstanding Notes will not be accepted from or on behalf of any holders, in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities or other laws of that jurisdiction or would require any registration or filing with any regulatory authority.

All authority conferred or agreed to be conferred by this Instruction Letter shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

II.	RELIANCE BY TELECOM AND OTHERS

The undersigned acknowledges that the acknowledgments and representations and warranties contained herein are made with the intent that they be relied upon by Telecom and its agents in determining the eligibility of the undersigned to participate in the APE Solicitation.

III.	AMOUNT OF OUTSTANDING NOTES SUBMITTED

The undersigned is the beneficial owner of, and hereby instructs you to submit, the following Outstanding Notes. For your reference, the CUSIP and ISIN Nos. for the Outstanding Notes are set forth below:

CUSIP and ISIN Numbers of Outstanding Notes

Series	CUSIP No.	ISIN No.
Series C Medium Term Notes due 2002	879273AE0	US879273AE001
Series E Medium Term Notes due 2005	N/A	XS0076226942
Series 1 Medium Term Notes due 2003	N/A	XS0109260686
Series 2 Medium Term Notes due 2004	N/A	XS0131485624
Series I Medium Term Notes due 2004	N/A	XS0096148779
Series K Medium Term Notes due 2002	N/A	XS0099123712
Series F Medium Term Notes due 2007	N/A	XS0076689024
Series H Medium Term Notes due 2008	N/A	XS0084707313

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DESCRIPTION OF OUTSTANDING NOTES*
CUSIP No. and/or ISIN No. of Outstanding Notes Submitted (see previous page for CUSIP and ISIN Nos.)	Principal Amount Submitted in Option A	Principal Amount Submitted in Option B**	Principal Amount Submitted in Option C***

Total Principal Amount Submitted (indicate US$ or €):

* A beneficial owner of Outstanding Notes who wants to receive Series A Listed Notes may elect to receive Series A Listed Notes denominated in the same currency as its outstanding debt, or in U.S. dollars.

** A beneficial owner of Outstanding Notes who selects Option B will receive Series B Notes denominated in U.S. dollars. If Option C is undersubscribed, a beneficial owner who elected to receive Option B will be deemed to have agreed to have up to 37.5% of its outstanding debt allocated to Option C at the highest price of 850 per 1,058 of Outstanding Debt including the related principal face amount adjustment (as a result, for any principal amount submitted in Option B, you do not need to complete the information in the table entitled “Price to be Paid in Option C”).

*** If you have selected Option C, you must complete the information in the table entitled “Price to be Paid in Option C.” A beneficial owner of Outstanding Notes who receives Option C will receive cash consideration in equivalent U.S. dollars.

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FOR BENEFICIAL OWNERS OF OUTSTANDING NOTES CHOOSING OPTION A ONLY:

☐	CHECK HERE IF YOU WANT TO RECEIVE YOUR LISTED NOTES DENOMINATED IN THE SAME CURRENCY AS YOUR OUTSTANDING NOTES.

☐	CHECK HERE IF YOU WANT TO RECEIVE YOUR LISTED NOTES DENOMINATED IN U.S. DOLLARS.

IF YOU WANT TO RECEIVE SERIES A UNLISTED NOTES (IN THE EVENT THAT TELECOM ACCEPTS REQUESTS FROM HOLDERS OF OUTSTANDING NOTES TO RECEIVE UNLISTED NOTES) YOU WILL RECEIVE THESE UNLISTED NOTES IN THE SAME CURRENCY AS YOUR SERIES A LISTED NOTES.

FOR BENEFICIAL OWNERS OF OUTSTANDING NOTES CHOOSING OPTION B ONLY:

If you have selected Option B, please check the box below to request to have your Outstanding Notes exchanged for Outstanding Loans by the Settlement Agent on the issuance date.

☐	CHECK HERE TO REQUEST TO HAVE YOUR OUTSTANDING NOTES EXCHANGED BY THE SETTLEMENT AGENT ON THE ISSUANCE DATE FOR OUTSTANDING LOANS (SUBJECT TO AVAILABILITY AND TO PRORATION).*

**IF YOU CHECK THE BOX ABOVE AND YOUR OUTSTANDING NOTES ARE EXCHANGED FOR OUTSTANDING LOANS BY THE SETTLEMENT AGENT, THEN ALL OR A PORTION OF THE CONSIDERATION YOU RECEIVE PURSUANT TO THE APE SOLICITATION MAY BE IN THE FORM OF UNLISTED NOTES, INSTEAD OF THE LISTED NOTES YOU OTHERWISE WOULD HAVE RECEIVED.

If you are a beneficial owner who has requested to have your Outstanding Notes exchanged for Outstanding Loans by the Settlement Agent on the issuance date by checking the box above, you should understand that as a holder of unlisted notes, you may be subject to a higher rate of withholding tax as compared to a holder of listed notes. Any beneficial owner of Outstanding Notes electing to exchange their Outstanding Notes for Outstanding Loans on the issuance date should consult their tax advisor.

FOR BENEFICIAL OWNERS OF OUTSTANDING NOTES CHOOSING, OR ALLOCATED INTO, OPTION C ONLY:

If you are a beneficial owner of Outstanding Notes who has selected or has been allocated into Option C, you will be deemed to have agreed to permit the Settlement Agent to exchange your Outstanding Notes to be retired under Option C for Outstanding Loans held by other holders immediately prior to the cancellation thereof. This exchange will not affect the amount of Option C cash consideration (or the currency) pursuant to the APE Solicitation that you would have otherwise received in the absence of such exchange.

ISSUANCE OF NEW LOANS WITHIN 60 DAYS AFTER THE ISSUANCE DATE:

☐	CHECK HERE IF YOU WANT TO EXCHANGE YOUR LISTED NOTES FOR NEW LOANS WITHIN 60 DAYS AFTER THE ISSUANCE DATE, SUBJECT TO TELECOM’S DETERMINATION THAT THIS EXCHANGE WILL NOT TRIGGER ADVERSE TAX CONSEQUENCES FOR TELECOM.

If you elect to receive new loans in exchange for your listed notes by checking the box above, you should understand that as a holder of a new loan, you may be subject to a higher rate of withholding tax as compared to a holder of listed notes. Any beneficial owner of Outstanding Notes electing to exchange their listed notes for new loans should consult their tax advisor.

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PRICE TO BE PAID IN OPTION C

If you have selected Option C, you should indicate below the price at which you wish to receive the cash consideration pursuant to Option C.

By checking one of the following boxes under “Price” below, the undersigned hereby submits the Outstanding Notes specified herein at the price checked. A beneficial owner of Outstanding Notes who desires to submit Outstanding Notes at more than one price must complete a separate Letter of Transmittal for each price at which Outstanding Notes are submitted. The same Outstanding Notes cannot be submitted at more than one price.

Price per 1,058 principal amount of

Outstanding Notes and related principal face amount

adjustment at which Outstanding Notes are being submitted

Price

☐ 740 (Minimum Price)

☐

☐ 850 (Maximum Price)

Holders of outstanding debt that receive cash consideration under Option C will receive the equivalent amount of this cash in U.S. dollars.

IF NO PRICE IS SELECTED YOU WILL BE DEEMED TO HAVE SELECTED 740 (THE MINIMUM PRICE). YOU SHOULD UNDERSTAND THAT THIS COULD RESULT IN YOUR OUTSTANDING NOTES BEING PURCHASED AT THE MINIMUM PURCHASE PRICE OF 740 PER 1,058 PRINCIPAL AMOUNT OF OUTSTANDING NOTES SUBMITTED.

By signing and returning this Instruction Letter, the undersigned hereby certifies that it is the beneficial owner of the face amount of Outstanding Notes set forth above and has full power and authority to authorize the submission thereof. The undersigned also acknowledges that the APE Solicitation is subject to all the terms and conditions set forth in the Offering Documents.

IV.	CONFIRMATION OF RECEIPT OF OFFERING DOCUMENTS

By signing and returning this Instruction Letter, the undersigned certifies that the undersigned has been provided with a copy of the Offering Documents.

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V.	PROCESSING FEE

NAME AND ADDRESS OF BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY

OR ANY OTHER ELIGIBLE RECIPIENT THAT SOLICITED INSTRUCTIONS TO SUBMIT

If you are a retail beneficial owner (i.e., you hold less than US$100,000, or its equivalent in other currencies, of Outstanding Notes), you may designate the broker, dealer, commercial bank, trust company or any other eligible recipient that solicited your submission so that, in the event of a successful APE Solicitation, such entity may receive a processing fee equal to 0.50% of the face amount of the Outstanding Notes submitted to be paid by Telecom Argentina in the event your Outstanding Notes are accepted by Telecom. Please complete the information below and send your completed instruction letter to your broker, dealer, commercial bank, trust company or any other eligible recipient that solicited your submission, so that they can provide confirmation of their eligibility for the processing fee to Telecom. Notwithstanding the above, no processing fee will exceed the equivalent of US$500,000 (in the relevant currency) for any firm.

Name of Firm

(Please Print)

Name of Individual at Firm, if known

Address

(Include Zip Code)

VI.	ADDITIONAL INFORMATION

Name of Person Delivering Instructions and Signing Below: (Print or Type)

Social Security or Federal Tax I.D. No.: (Optional)

By: (If Appropriate)

Title: (If Appropriate)

Address: (Street)

City, State and Zip Code:

Country:

Telephone Number:

* * * *

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You are irrevocably authorized to produce this Instruction Letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. In addition, you are irrevocably authorized and instructed to deliver a copy of this Instruction Letter to the Settlement Agent for the benefit of Telecom.

Date authorized	Signature of beneficial owner or duly authorized representative

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HOW TO COMPLETE THE INSTRUCTION LETTER

To authorize the grant of a power of attorney to execute the APE and the submission of Outstanding Notes, please follow the procedures described below:

(a)	Check one of the boxes in Section I(a) above;

(b)	Indicate in Section III the principal amount of Outstanding Notes that you wish to submit;

(i)    For Option A selection only, indicate currency of new consideration.

(ii)   For Option B selection only, indicate whether you elect to have your Outstanding Notes exchanged for Outstanding Loans by the Settlement Agent.

(iii) For Option C selection only, indicate price at which you elect to submit your Outstanding Notes.

(c)	Make sure you have received and reviewed the Solicitation Statement;

(d)	Sign and date the Instruction Letter;

(e)	If you believe you have received any incorrect or incomplete documents, including the Instruction Letter, contact your broker, dealer, nominee or other person who sent you these materials immediately; and

(f)	Return all pages of the completed Instruction Letter to your broker, dealer, nominee, or other person who sent you these materials.

IT IS RECOMMENDED THAT YOU DELIVER THESE INSTRUCTIONS TO THE PERSON WHO SOLICITED YOUR SUBMISSION AT LEAST 96 HOURS PRIOR TO THE EXPIRATION DATE. PLEASE CONTACT THAT PERSON TO CONFIRM THE DEADLINE FOR DELIVERY SO THAT YOUR INSTRUCTIONS MAY BE PROCESSED IN A TIMELY MANNER. IF THE COMPLETED INSTRUCTIONS ARE NOT RECEIVED IN A TIMELY MANNER, YOUR OUTSTANDING NOTES MAY NOT BE SUBMITTED PRIOR TO THE EXPIRATION DATE.

IF YOU HAVE ANY QUESTIONS REGARDING THE APE SOLICITATION OR THIS INSTRUCTION LETTER, PLEASE CALL THE SOLICITATION AGENTS OR THE INFORMATION AGENT AT ITS PHONE NUMBER LISTED ON THE INSIDE BACK COVER PAGE OF THE SOLICITATION STATEMENT.